Exhibit 17

VOTING INSTRUCTION CARD	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES	VOTING INSTRUCTION CARD
EQ/TECHNOLOGY PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2004

The undersigned, the owner of one or more variable life insurance policies or variable annuity contracts or certificates (“Contracts”) whose account value is invested in the EQ/Technology Portfolio, a series of EQ Advisors Trust (“EQ Trust”), hereby instructs The Equitable Life Assurance Society of the United States (“Equitable”), the owner of the shares of the EQ Trust attributable to the Contracts and, therefore, a shareholder of the EQ Trust (“Shareholder”), (i) to vote as indicated on the reverse side on each of the specific proposals that will be considered at the Special Meeting of the Shareholders of the EQ/Technology Portfolio of the EQ Trust, or any adjournment thereof, as described in the EQ Trust’s Proxy Statement, (ii) to vote, in adjournment thereof, as described in the EQ Trust’s Proxy Statement, and (iii) to vote, in its discretion, on such other matters as may properly come before such meeting.

This Voting Instruction Card is solicited by Equitable as a Shareholder of EQ Trust. Receipt of the Notice of Meeting, Information Statement and EQ Trust’s Proxy Statement accompanying this Voting Instruction Card is acknowledged by the undersigned.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-235-4258
VOTE VIA FAX: 1-888-796-9932
999 99999 999 999

Note: Please sign this proxy exactly as your name or names appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Signature

Signature of joint owner, if any

Date	EQT_14126

PLEASE MARK, SIGN, DATE AND MAIL YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Voting instructions executed by a Contractowner may be revoked at any time prior to the Shareholder voting the shares represented thereby by the Contractowner providing the Shareholder with a properly executed written revocation of such voting instructions, or by the Contractowner providing the Shareholder with proper later-dated voting instructions by telephone or by the Internet. Proxies executed by the Shareholder may be revoked at any time before they are exercised by a written revocation received by the Secretary of the EQ Trust, by properly executing a later-dated proxy or by attending the Special Meeting and voting in person, by telephone or by the Internet.

This Voting Instruction Card, when properly executed, will be voted in the manner directed herein by the undersigned.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSALS.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT CONTRACTOWNERS INSTRUCT THE SHAREHOLDER TO VOTE “FOR” THE FOLLOWING PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ■

		FOR	AGAINST	ABSTAIN
1.	To approve a Plan of Reorganization and Termination providing for the acquisition of all of the assets of the EQ/Technology Portfolio, a series of EQ Advisors Trust, by the AXA Premier VIP Technology Portfolio (“AXA Technology Portfolio”), a series of AXA Premier VIP Trust, in exchange solely for shares of beneficial interest of the AXA Technology Portfolio and the assumption by the AXA Technology Portfolio of all liabilities of the EQ/Technology Portfolio.	☐	☐	☐